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                                                                     Exhibit 3.1

                            ARTICLES OF ORGANIZATION

                                       OF

                      WESTBOROUGH FINANCIAL SERVICES, INC.


                                    ARTICLE I

                                      NAME

      The exact name of the corporation is "Westborough Financial Services, Inc." (the "Corporation").

                                   ARTICLE II

                                     PURPOSE

      The purpose of the Corporation is to engage in the following business activities: To buy, sell, deal in, or hold securities of every kind and description; to operate as a holding company and to carry on any business permitted to holding companies under applicable laws and regulations; and in general to carry on any business permitted to corporations organized under Chapter 156B of the Massachusetts General Laws as now in force or hereafter amended.

                                   ARTICLE III

                            AUTHORIZED CAPITAL STOCK

      The total number of shares and par value of each class of stock that the Corporation is authorized to issue is as follows:

                  Common:           5,000,000 shares, $.01 par value
                  Preferred:        1,000,000 shares, $.01 par value

                                   ARTICLE IV

                                  CAPITAL STOCK

      A description of the different classes and series of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

            A. COMMON STOCK. Except as provided by law or in this Article IV (or in any certificate of establishment of series of preferred stock), holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote on all matters for each share held by such holder. Stockholders shall not be permitted to cumulate their votes for election of directors.
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      Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

      In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the Common Stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, in proportion to their holdings.

      Each share of Common Stock shall have the same relative rights as, and be identical in all respects with, all the other shares of Common Stock.

            B. PREFERRED STOCK. Subject to any limitations prescribed by law, the Board of Directors of the Corporation is authorized, by vote or votes from time to time adopted, to provide for the issuance of one or more classes of preferred stock, which shall be separately identified. The Board of Directors shall have the authority to divide any authorized class of preferred stock of the Corporation into one or more series, to establish or change from time to time the number of shares to be included in each such series, and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of any series so established and the qualifications, limitations and restrictions thereof. Each series shall be separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of one or more of the following:

            1. The distinctive serial designation and the number of shares constituting such series;

            2. The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

            3. The voting powers, full or limited, if any, of shares of such series;

            4. Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;


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            5. The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

            6. Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

            7. Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

            8. The price or other consideration for which the shares of such series shall be issued;

            9. Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock; and

            10. Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as are permitted by law and as the Board of Directors of the Corporation may deem advisable.

      Any such vote shall become effective when the Corporation files with the Secretary of State of The Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of the Corporation, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

      Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

      Subject to the authority of the Board of Directors as set forth in Paragraph 9 above, any shares of Preferred Stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued Preferred Stock under this Section B.


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      Except as specifically provided in these Articles, the holders of
Preferred Stock or Common Stock shall not be entitled to any vote and shall not have any voting rights concerning the designation or issuance of any shares of Preferred Stock authorized by and complying with the conditions of these Articles, and subject to the authority of the Board of Directors or any authorized committee thereof as set forth above, the right to any such vote is expressly waived by all present and future holders of the capital stock of the Corporation.

                                    ARTICLE V

                   LIMITATION ON BENEFICIAL OWNERSHIP OF STOCK

            SECTION 1. APPLICABILITY OF ARTICLE. The provisions of this Article V shall become effective upon (i) the consummation of the Reorganization and
(ii) the concurrent acquisition by the Corporation of all of the outstanding capital stock of the Bank (the "Effective Date"). All terms used in this Article V and not otherwise defined herein shall have the meanings ascribed to such terms in Article VI below.

            SECTION 2. PROHIBITIONS RELATING TO BENEFICIAL OWNERSHIP OF VOTING STOCK. No Person (other than the Corporation, Westborough Bancorp, MHC, a Massachusetts chartered mutual savings bank holding company (the "MHC"), any Subsidiary or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation, the MHC, or by a member of a controlled group of corporations or trades or businesses of which the Corporation or the MHC is a member for the benefit of the employees of the Corporation, the MHC, or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan) shall directly or indirectly acquire or hold the beneficial ownership of more than ten percent (10%) of the issued and outstanding shares of Voting Stock of the Corporation, exclusive of the shares beneficially owned by the MHC. Any Person so prohibited who directly or indirectly acquires or holds the beneficial ownership of more than ten percent (10%) of the issued and outstanding shares of Voting Stock, exclusive of the shares beneficially owned by the MHC, in violation of this Section 2 shall be subject to the provisions of Sections 3 and 4 of this Article V, below. The Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any Person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, more than ten percent (10%) of shares of the Voting Stock, exclusive of the shares beneficially owned by the MHC.

            SECTION 3. EXCESS SHARES. If, notwithstanding the foregoing prohibition, a Person subject to the foregoing prohibition shall voluntarily or involuntarily become or attempt to become the purported beneficial owner (the "Purported Owner") of shares of Voting Stock in excess of ten percent (10%) of the issued and outstanding shares of Voting Stock, exclusive of the shares beneficially owned by the MHC, (i) during the period of three years following the date of the completion of the Reorganization (the "Initial Period"), the number of shares in excess of ten percent (10%) shall be deemed to be "Excess Shares," and shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote; or
(ii) following the intitial Period, the holder of any Excess Shares shall be entitled to cast only one one-hundredth (1/100) of one vote per share for each Excess Share.

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            The restrictions set forth in this Article V shall be noted
conspicuously on all certificates evidencing ownership of shares of Voting
Stock.

            SECTION 4. POWERS OF THE BOARD OF DIRECTORS.

            (a) The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by Bylaw or otherwise, regulations and procedures not inconsistent with the express provisions of this
Article V for the orderly application, administration and implementation of the provisions of this Article V. Such procedures and regulations shall be kept on file with the Corporate Secretary of the Corporation and with the Transfer Agent, shall be made available for inspection by the public and, upon request, shall be mailed to any holder of shares of Voting Stock of the Corporation.

            (b) When it appears that a particular Person has become a Purported Owner of Excess Shares in violation of Section 2 of this Article V, or of the regulations or procedures of the Board of Directors with respect to this Article V, and that the provisions of this Article V require application, interpretation or construction, then a majority of the directors of the Corporation shall have the power and duty to interpret all of the terms and provisions of this Article V and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article V, including, without limitation, (i) the number of shares of Voting Stock beneficially owned by any Person or Purported Owner, (ii) whether a Person or Purported Owner is an Affiliate or Associate of, or is acting in concert with, any other Person or Purported Owner, (iii) whether a Person or Purported Owner has an agreement, arrangement or understanding with any other Person or Purported Owner as to the voting or disposition of any shares of the Voting Stock, (iv) the application of any other definition or operative provision of this Article V to the given facts or (v) any other matter relating to the applicability or effect of this Article V.

            The Board of Directors shall have the right to demand that any Person who is reasonably believed to be a Purported Owner of Excess Shares (or who holds of record shares of Voting Stock beneficially owned by any Person reasonably believed to be a Purported Owner in excess of such limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares of Voting Stock beneficially owned by such Person or Purported Owner and
(ii) any other factual matter relating to the applicability or effect of this
Article V as may reasonably be requested of such Person or Purported Owner.

            Any applications, interpretations, constructions or any other determinations made by the Board of Directors pursuant to this Article V, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, and neither the Corporation nor any of its shareholders shall have the right to challenge any such application, interpretation, construction or determination.

            SECTION 5. SEVERABILITY. In the event any provision (or portion thereof) of this Article V shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article V shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or


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otherwise rendered inapplicable, it being the intent of this Corporation and its shareholders that each such remaining provision (or portion thereof) of this
Article V remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Purported Owners, if any, notwithstanding any such finding.

            SECTION 6. EXCLUSIONS. This Article V shall not apply to (a) any offer or sale with a view towards public resale made exclusively by the Corporation to any underwriter or underwriters acting on behalf of the Corporation, or to the selling group acting on such underwriter's or underwriters' behalf, in connection with a public offering of the Common Stock; or (b) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction or reorganization that does not have the effect, directly or indirectly, of changing the beneficial ownership interests of the Corporation's shareholders, other than pursuant to the exercise of any dissenters' appraisal rights, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, one percent (1%) of the issued and outstanding shares of such class of equity or convertible securities exclusive of the shares beneficially owned by the MHC.

                                   ARTICLE VI

                             OTHER LAWFUL PROVISIONS

      6.1   CORPORATE GOVERNANCE

      The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

            A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by these Articles or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

            B. Any action to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by the unanimous consent in writing by such stockholders.

            C. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the "Whole Board"), (provided, however, that if there is an Interested Stockholder (as defined in Section C of Section 6.4), any such call by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors (as defined in Section C of Section 6.4) then in office).


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Special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting. Application to a court pursuant to Section 34(b) of Chapter 156B (the "Massachusetts Business Corporation Law") of The General Laws of The Commonwealth of Massachusetts (or successor provisions) requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting, unless otherwise provided by law.

      6.2   DIRECTORS

            A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election; provided that no director may be elected to a term which extends beyond his or her 75th birthday.

            B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, (provided, however, that if there is an Interested Stockholder, any such action by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors then in office) and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

            C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

            D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of either (i) two-thirds of the Whole Board or (ii) the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. At least 30 days prior to such meeting of the Board of Directors or stockholders, written notice shall be sent to the Director


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whose removal will be considered at the meeting and, if the removal is for cause, the Director will be provided an opportunity to be heard before the Board of Directors or stockholders, as applicable.

      6.3 AMENDMENT TO BYLAWS. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board (unless at the time of such action there shall be an Interested Stockholder, in which case such action shall require the affirmative vote of a majority of the Disinterested Directors then in office). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

      6.4   CERTAIN BUSINESS COMBINATIONS

            A. In addition to any affirmative vote required by law or these Articles, and except as otherwise expressly provided in this Section 6.4:

            1. any merger or consolidation of the Corporation or any Subsidiary (as defined in Section C of this Section 6.4) with (i) any Interested Stockholder (as defined in Section C of this Section 6.4), or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined in Section C of this Section 6.4) of an Interested Stockholder; or

            2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as herein defined in Section C of this Section 6.4) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

            3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as defined in Section C of this Section 6.4) equaling or exceeding 25% of the combined Fair Market Value of the outstanding Common Stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof (established with the approval of a majority of the Disinterested Directors then in office); or


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            4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

            5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles or any Certificate of Establishment or in any agreement with any national securities exchange or otherwise.

      The term "Business Combination" as used in this Section 6.4 shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Section 6.4.

            B. The provisions of Section A of this Section 6.4 shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote (if any), as is required by law or by these Articles, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

            1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as defined in Section C of this Section 6.4) then in office.

            2. All of the following conditions shall have been met:

                  (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following

                        (1) (if applicable) the Highest Per Share Price (as
                  hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (i) within the two-year period


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                  immediately prior to the first public announcement of the
                  proposal of the Business Combination (the "Announcement Date"), or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

                        (2) the Fair Market Value per share of Common Stock on
                  the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Section 6.4 as the "Determination Date"), whichever is higher.

                  (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                        (1) (if applicable) the Highest Per Share Price (as
                  hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                        (2) (if applicable) the highest preferential amount per
                  share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                        (3) the Fair Market Value per share of such class of
                  Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                  (c) The consideration to be received by holders of a
            particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Section 6.4 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.


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                  (d) After such Interested Stockholder has become an Interested
            Stockholder and prior to the consummation of such Business
            Combination: (1) except as approved by a majority of the Disinterested Directors (as defined in Section C of this Section
            6.4) then in office, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (2) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors then in office, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors then in office, and (3) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                  (e) After such Interested Stockholder has become an Interested
            Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (f) A proxy or information statement describing the proposed
            Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, and the rules or regulations thereunder) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

            C. For the purposes of Section 6.1 and this Section 6.4:

            1. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

            2. "Interested Stockholder" shall mean any person (other than the Corporation or any Holding Company or Subsidiary thereof) who or which:

                  (a) is the beneficial owner, directly or indirectly, of more than 5% of the outstanding Voting Stock; or

                  (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

                  (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

            3. "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                  (a) which such person or any of its affiliates beneficially owns, directly or indirectly; or

                  (b) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more clauses of Section A of Section 6.4) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                  (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

      and provided further, however, that (1) no Director or Officer of this Corporation (or any affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by another such Director or Officer (or any affiliate thereof, and (2) neither any employee stock ownership plan or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

            4. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles.

            5. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

            6. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then in office.

            7.    "Fair Market Value" means:

                  (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and

                  (b) in the case of property other than cash or stock, the Fair
            Market Value of such property on the date in question as determined by the Board of Directors in good faith.

            8. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

            9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this
      Section 6.4 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

            D. A majority of the Directors of the Corporation then in office (provided, however, that if there is an Interested Stockholder, any such determination shall also require the affirmative vote of a majority of the Disinterested Directors then in office) shall have the power and duty to determine for the purposes of this Section 6.4, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the Common Stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors then in office shall have the further power to interpret all of the terms and provisions of this Section 6.4.

            E. Nothing contained in this Section 6.4 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            F. Notwithstanding any other provisions of these Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles or any Certificate of Establishment, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Section 6.4.

      6.5   STANDARDS FOR BOARD OF DIRECTORS' EVALUATION OF OFFERS.

      The Board of Directors of the Corporation, in determining whether the interests of the Corporation and its stockholders will be served by any offer of another Person (as defined in Section 6.4) to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with or into another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may consider the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

      6.6   PRE-EMPTIVE RIGHTS

      Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of the capital stock of the Corporation which may be issued.

      6.7   INDEMNIFICATION

            A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            B. The right to indemnification conferred in Section A of this
Section 6.7 shall include, in the case of a Director or officer at the level of Vice President or above, and in the case of any other Officer or any employee may include (in the discretion of the Board of Directors), the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). Notwithstanding the foregoing, expenses incurred by an indemnitee in advance of the final disposition of a proceeding may be paid only upon the Corporation's receipt of an undertaking by the indemnitee to repay such payment if he or she shall be adjudicated or determined to be not entitled to indemnification under applicable law. The Corporation may accept such undertaking without reference to the financial ability of the Indemnitee to make such repayment. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Section 6.7 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

            C. If a claim under Section A or B of this Section 6.7 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, he or she shall not have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.7 or otherwise, shall be on the Corporation.

            D. The rights to indemnification and to the advancement of expenses conferred in this Section 6.7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

            E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law.

            F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.7 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate.

            G. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Section
6.7 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

      6.8   LIMITATION OF LIABILITY OF DIRECTORS

            A. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Section 6.8 shall not eliminate or limit any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

            B. No amendment or repeal of this Section 6.8 shall adversely affect the rights and protection afforded to a Director of this Corporation under this
Section 6.8 for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

      6.9   TRANSACTIONS WITH INTERESTED PERSONS

            A. Unless entered into in bad faith, no contract or transaction by the Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

            B. For the purposes of this Section 6.9, "Interested Person" means any person or organization in any way interested in the Corporation whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such person or organization of the Corporation is in any way interested.

            C. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to the Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

            D. The provisions of this Section 6.9 shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

      6.10  ACTING AS A PARTNER

      The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

      6.11  STOCKHOLDERS' MEETINGS

      Meetings of stockholders may be held at such place in The Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

      6.12  OWNERSHIP OF VOTING STOCK BY MUTUAL HOLDING COMPANY

      At all times so long as Westborough Bancorp, M.H.C. (the "Mutual Holding Company"), the majority holder of the Corporation's Common Stock, shall be in existence, the Mutual Holding Company shall own at least a majority of the Voting Stock of the Corporation, and the Corporation shall not be authorized to issue any shares of Voting Stock or take any action while the Mutual Holding Company is in existence if after such issuance or action the Mutual Holding Company shall own less than the majority of the Corporation's Voting Stock. For these purposes, "Voting Stock" means Common Stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder: (i) to vote for or to select directors of the Corporation, and (ii) to vote on or to direct the conduct of the operations or other significant policies of the Corporation. Notwithstanding anything in the preceding sentence, preferred stock is not "Voting Stock" if: (i) voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Corporation, or the payment of dividends by the Corporation when preferred dividends are in arrears; (ii) the preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the Corporation; and (iii) the preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Corporation. Notwithstanding anything in the preceding two sentences, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

      6.13  CONVERSION TRANSACTION

            A. In the event that the Mutual Holding Company elects to convert to stock form in accordance with applicable law and regulation (a "Conversion Transaction"), the Mutual Holding Company or its successor may merge or combine with the Corporation or The Westborough Bank (the "Bank"), the Corporation's wholly-owned subsidiary, and the depositors of the Bank will receive the right to subscribe for a number of shares of Common Stock of the surviving or resulting corporation determined as set forth in the Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the "Plan") of the Bank's mutual savings bank predecessor. The additional shares of Common Stock of the Corporation issued in the Conversion Transaction shall be sold at their aggregate pro forma market value. Pursuant to the Plan, in any Conversion Transaction, the minority stockholders of the Corporation (who consist of the holders of Common Stock other than the Mutual Holding Company), will be entitled to maintain the same percentage ownership interest in the Common Stock of the Corporation (or the resulting corporation) after the Conversion Transaction as their ownership interest in the Common Stock of the Corporation immediately prior to the Conversion Transaction, subject only to adjustment (if required by federal or state law, regulation, or regulatory policy) to reflect (i) the cumulative effect of the aggregate amount of dividends waived by the Mutual Holding Company, (ii) the market value of assets of the Mutual Holding Company (other than Common Stock of the Corporation) and
(iii) any other factors required by applicable law.

            B. At the sole discretion of the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Corporation, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs of this Section 6.11. If a Conversion Transaction does not occur, the Mutual Holding Company will always own a majority of the Voting Stock of the Corporation.

      6.14  AMENDMENT TO ARTICLES OF ORGANIZATION

      These Articles may be amended at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two-thirds of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at any time within the 60 day period immediately preceding the meeting at which the stockholder vote is to be taken, there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Disinterested Directors then in office), that stockholders approve such amendment at such meeting of stockholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class.

                                   ARTICLE VII

                                 EFFECTIVE DATE

      The effective date of organization of the Corporation shall be the date approved and filed by the Secretary of the Commonwealth.

                                  ARTICLE VIII

                             DIRECTORS AND OFFICERS

      The information contained in Article VIII is not a permanent part of the Articles of Organization.

      a. The street address of the principal office of the Corporation in Massachusetts is: 100 E. Main Street, Westborough, Massachusetts 01581.

      b. The name, residential address and post office address of each Director and Officer of the Corporation is as follows:

TITLE           NAME                 RESIDENTIAL ADDRESS AND POST OFFICE ADDRESS
--------------- -------------------- -------------------------------------------

President:      Joseph F. MacDonough       14 Pinecrest Dr.
                                           Westborough, MA 01581

Treasurer:      John L. Casagrande         171 West St.
                                           Northborough, MA 01532

Clerk:          Nelson P. Ball             7 Adams St.
                                           Westborough, MA 01581

Director:       Edward S. Bilzerian        1 Jenkins St.
                                           Worcester, MA 01602

Director:       David E. Carlstrom         33 Gulf St.
                                           Shrewsbury, MA 01545

Director:       William W. Cotting, Jr.    203 Pleasant St.
                                           Northborough, MA 01532

Director:       Robert G. Daniel           22 Wheeler Rd.
                                           Westborough, MA 01581

Director:       Earl H. Hutt               P.O. Box 1444
                                           Westborough, MA 01581

TITLE           NAME                 RESIDENTIAL ADDRESS AND POST OFFICE ADDRESS
--------------- -------------------- -------------------------------------------

Director:       Walter A. Kinell, Jr.      20 Capt. Samuel Forbush Rd.
                                           Westborough, MA 01581

Director:       Robert A. Klugman          5 Chestnut St.
                                           Westoborough, MA 01581

Director:       Roger B. Leland            24 South St.
                                           Northborough, MA 01532

Director:       Paul F. McGrath            56 Bowman St.
                                           Westborough, MA 01581

Director:       Charlotte C. Spinney       9 Cedar St.
                                           Westborough, MA 01581

Director:       Phyllis A. Stone           265 Rice Avenue
                                           Northborough, MA 01532

Director:       James E. Tashjian          225 West Main St.
                                           Westborough, MA 01581

Director:       Daniel G. Tear             10 Wesson Terr.
                                           Northborough, MA 01532-1933

      c. The fiscal year (i.e., tax year) of the Corporation shall end on the last day of the month of September.

      d. The name and business address of the resident agent, if any, of the Corporation is: NONE

                                   ARTICLE IX

                                     BYLAWS

      Bylaws of the Corporation have been duly adopted and the President, Treasurer, Clerk and Directors whose names are set forth above, have been duly elected.

      IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this Corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this ____ day of __________, 1999


                                        /S/
                                        ------------------------------------